Exhibit 10.2


                            NON-COMPETITION AGREEMENT

      This Non-Competition Agreement (the "Agreement"), dated as of March 16, 2007, is between BCP Ingredients, Inc., a Delaware corporation, (the "Buyer"), Chinook Global Limited, an Ontario corporation, Chinook Services, L.L.C., a Delaware limited liability company, and Chinook, L.L.C., a Delaware limited liability company, (collectively the "Seller"), Dean R. Lacy, a resident of the state of Louisiana, Ronald C. Breen, a resident of the province of Ontario, and John W. Kennedy, a resident of the state of Minnesota (each a "Shareholder," and collectively the "Shareholders").
                  ------------

                              Background Statement

      The Buyer and the Seller are parties to an Asset Purchase Agreement dated as of the date hereof (the "Purchase Agreement") pursuant to which Seller agreed to sell, and Buyer agreed to purchase from Seller certain assets of Seller used in Seller's business of developing, producing, manufacturing, marketing, distributing or selling choline chloride and specialty choline derivatives (the "Business"). The Shareholders, through Chinook Lacy, Inc.; Chinook Kennedy, Inc.; and 2097299 Ontario Limited, own all of the outstanding capital stock of the Seller. Immediately following the closing of the transactions contemplated by the Purchase Agreement, the Buyer will be engaged in the Business.

      The entering into of this Agreement by the Seller and the Shareholders is a condition precedent to the closing of the transactions contemplated by the Purchase Agreement.

                             Statement of Agreement

      The parties agree as follows:

      1. Definitions. The capitalized terms used in this Agreement and not otherwise defined have the meanings set forth in the Purchase Agreement.

      2. Non-competition. As an inducement for the Buyer to enter into the Purchase Agreement and in consideration for the Buyer's consummation of the transactions contemplated hereby, the Seller and each Shareholder agree that:

      (a) For a period of ten (10) years following the Closing Date (the "Term"), neither the Seller nor any Shareholder nor any of their Affiliates shall, directly or indirectly, engage or invest in, or own, manage, operate, finance, control or participate in the ownership, management, operation, financing or control of any Person engaged in, the Business (each, a "Competitor"), in each case in the following geographic areas: the United States, Canada, North America and the world; provided, however, that the Shareholders and the Seller, together with such Persons' Affiliates, in the aggregate, may purchase or otherwise acquire up to (but not more than) 5% of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended;

provided further, however, that a Shareholder may be employed by a Competitor in an area or unit of the Competitor's business whose products, services, or activities do not compete with the Business; provided further, however, that the Seller and the Shareholders may engage in the Business to the extent necessary to comply with the terms of, and fulfill the Seller's obligations under, any sales agreement or supply agreement in effect, or purchase order outstanding, as of the Closing Date that is not assumed by the Buyer.

      (b) The parties agree that none of the provisions of this section apply to the activities contemplated in the Tolling Agreement.

      (c) Each Shareholder shall, within ten days after accepting any employment, consulting engagement, engagement as an independent contractor, partnership or other association with a Competitor during the Term, advise such Competitor that such Shareholder is bound by this Agreement.

      (d) If any provision or part of Section 2 is unenforceable because of its duration or its geographic coverage, or because it is too expansive in any other respect, the parties hereto agree to modify this Section 2, and that the court making such determination shall have the power to interpret and modify this
Section 2, to reduce the duration, the geographic coverage, or such other provision and to delete specific words or phrases herefrom ("blue-penciling"), so that this Section 2 shall extend over the longest time, the largest geographic area and in any other respect as is enforceable under applicable law and, in its reduced or blue-penciled form, such provision shall then be enforceable and shall be enforced.

      3. Reasonable Restraint.  The Seller and each Shareholder acknowledge that
(i) the Business is international in scope; (ii) the products and services related to the Business are marketed throughout the world; (iii) the Business competes with other businesses that are or could be located in any part of the world; (iv) the Buyer has required that the Seller and each Shareholder make the covenants set forth in this Agreement as a condition to the Buyer's consummation of the transactions contemplated by the Purchase Agreement and would not otherwise consummate such transactions; (v) the provisions of this Agreement impose a reasonable restraint on the Seller and are necessary to protect and preserve the Buyer's interests in and right to the use of the assets of the Business and the operation of the Businesses from and after Closing; (vi) the Shareholders, as equity owners of the Seller, will benefit from the consummation of the transactions contemplated by the Purchase Agreement; and (vii) the Buyer would be irreparably damaged if the Seller or any Shareholder were to breach the covenants set forth in Section 2 of this Agreement.

      4. Injunctive Relief and Additional Remedy. The Seller and each Shareholder acknowledge that the injury that would be suffered by the Buyer as a result of a breach of the provisions of this Agreement (including any provision of Section 2) would be irreparable and that an award of monetary damages alone to the Buyer for such a breach would be an inadequate remedy. The Buyer shall have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Buyer shall not be obligated to prove actual damages or post bond or other security in seeking such relief.


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

      5. Independent Agreement. Without limiting any party's equitable rights, remedies or defenses, to the extent available under applicable law, the existence of any claim or cause of action of the Seller, any Shareholder or their respective Affiliates against the Buyer or its Affiliates, whether predicated on the Purchase Agreement or otherwise, shall not constitute a defense to the enforcement by the Buyer or its Affiliates of this Agreement.

      6. Amendment and Modification. This Agreement may be amended, modified or supplemented only by an agreement in writing signed by the party against whom such amendment, modification or supplement is sought to be enforced. Any such writing must refer specifically to this Agreement.

      7. Assignment; No Third-Party Rights. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party. This Agreement and its provisions are for the sole benefit of the parties to this Agreement and their successors and permitted assigns and shall not give any other Person any legal or equitable right, remedy or claim.

      8. Governing Law. The execution, interpretation and performance of this Agreement shall be governed by the internal laws and judicial decisions of the State of Delaware, without regard to principles of conflicts of laws.

      9. Jurisdiction. All issues of jurisdiction and service of process for lawsuits and other proceedings relating to this Agreement shall be governed by the provisions of Section 7.8 of the Purchase Agreement.

      10. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed on signature pages exchanged by facsimile, in which event each party shall promptly deliver to the others such number of original executed copies as the others may reasonably request

                     [Signatures appear on following page.]


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

      IN WITNESS WHEREOF, the parties hereto have executed this Non-Competition Agreement as of the date first above written.

                                    BCP INGREDIENTS, INC.

                                    By:    /s/ Dino A. Rossi
                                           ------------------------------------
                                    Name:  Dino A. Rossi
                                           ------------------------------------
                                    Title: President
                                           ------------------------------------


                                    CHINOOK GLOBAL LIMITED

                                    By:    /s/ Ronald Breen
                                           ------------------------------------
                                    Name:  Ronald Breen
                                           ------------------------------------
                                    Title: CFO
                                           ------------------------------------


                                    CHINOOK SERVICES, L.L.C.

                                    By:    /s/ Ronald Breen
                                           ------------------------------------
                                    Name:  Ronald Breen
                                           ------------------------------------
                                    Title: Director/Secretary
                                           ------------------------------------


                                    CHINOOK, L.L.C.

                                    By:    /s/ Ronald Breen
                                           ------------------------------------
                                    Name:  Ronald Breen
                                           ------------------------------------
                                    Title: Director/Secretary
                                           ------------------------------------

                                    SHAREHOLDERS:


                                    /s/ Dean R. Lacy
                                    --------------------------------------------
                                    Dean R. Lacy


                                    /s/ Ronald Breen
                                    --------------------------------------------
                                    Ronald C. Breen


                                    /s/ John W. Kennedy
                                    --------------------------------------------
                                    John W. Kennedy


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